EXHIBIT 4.1
Execution Version

WESTERN MIDSTREAM OPERATING, LP,
as Issuer

$300,000,000 FLOATING RATE NOTES DUE 2023
$1,000,000,000 3.100% SENIOR NOTES DUE 2025
$1,200,000,000 4.050% SENIOR NOTES DUE 2030
$1,000,000,000 5.250% SENIOR NOTES DUE 2050

ELEVENTH
SUPPLEMENTAL
INDENTURE

Dated as of January 13, 2020

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

i

EXHIBIT A-1:	Form of Global Security – Floating Rate Notes due 2023
EXHIBIT A-2:	Form of Global Security – 3.100% Senior Notes due 2025
EXHIBIT A-3:	Form of Global Security – 4.050% Senior Notes due 2030
EXHIBIT A-4:	Form of Global Security – 5.250% Senior Notes due 2050
EXHIBIT B:	Form of Notation of Guarantee

ii

ELEVENTH SUPPLEMENTAL INDENTURE dated as of January 13, 2020 (this “Supplemental Indenture”) between WESTERN MIDSTREAM OPERATING, LP, a Delaware limited partnership (the “Partnership”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Partnership and certain subsidiaries of the Partnership have heretofore entered into an Indenture, dated as of May 18, 2011 (the “Base Indenture”), with Wells Fargo Bank, National Association, as trustee;
WHEREAS, the Base Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, under the Base Indenture, one or more new series of Debt Securities may at any time be established by the Board of Directors of the general partner of the Partnership in accordance with the provisions of the Base Indenture and the form and terms of any such series may be established by a supplemental indenture executed by the Partnership and the Trustee;
WHEREAS, the Partnership proposes to create under the Indenture four new series of Debt Securities;
WHEREAS, additional Debt Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Base Indenture as at the time supplemented and modified; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Partnership have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I.
Section 1.01    Establishment. (a) There are hereby established four new series of Debt Securities to be issued under the Indenture, to be designated as (i) the Partnership’s Floating Rate Notes due 2023 (the “Floating Rate Notes”), (ii) the Partnership’s 3.100% Senior Notes due 2025 (the “2025 Notes”), (iii) the Partnership’s 4.050% Senior Notes due 2030 (the “2030 Notes”) and (iv) the Partnership’s 5.250% Senior Notes due 2050 (the “2050 Notes” and, together with the Floating Rate Notes, the 2025 Notes and the 2030 Notes, the “Notes”).

(b)    There are to be authenticated and delivered $300,000,000 aggregate principal amount of Floating Rate Notes, $1,000,000,000 aggregate principal amount of 2025 Notes, $1,200,000,000 aggregate principal amount of 2030 Notes and $1,000,000,000 aggregate principal amount of 2050 Notes on the date hereof, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes.
(c)    The Floating Rate Notes, the 2025 Notes, the 2030 Notes and the 2050 Notes shall be issued initially in the form of Global Securities, in substantially the form set out in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 hereto, respectively. The Depositary with respect to the Notes shall be The Depository Trust Company.
(d)    Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid or duly provided for.
(e)    If and to the extent that the provisions of the Base Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.
(f)    Unless the context indicates otherwise, the word “will” expresses a command.
ARTICLE II.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 2.01    Definitions. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture. The following are additional definitions used in this Supplemental Indenture:
“Acquirer” has the meaning assigned to such term in the definition of “Permitted Transaction.”
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (excluding debt securities convertible into or exchangeable for Capital Stock).
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Subsidiaries of the Parent) of the Parent and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
(2)    the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent, the General Partner or the Operating GP, measured by voting power rather than number of shares, units or the like; or
(3)    following a Permitted General Partner Removal or a Permitted Transaction, an event or series of events by which:
A.    at any time prior to consummation of an initial public offering by the General Partner, if applicable, either (i) the Permitted Holders shall cease to Beneficially Own and control more than 50% on a fully diluted basis of the voting interest in the Equity Interests of the General Partner or (ii) the General Partner shall cease to be the sole general partner of the Parent;
B.    at any time on or after consummation of an initial public offering by the General Partner, either (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than Permitted Holders, becomes the Beneficial Owner of thirty-five percent (35%) or more on a fully diluted basis of the voting interest in the Equity Interests of the General Partner or (ii) the General Partner shall cease to be the sole general partner of the Parent; or
C.    a majority of the seats (other than vacant seats) on the board of directors (or other equivalent governing body) of the General Partner shall not constitute Continuing Directors;

provided, however, that neither a Permitted General Partner Removal nor a Permitted Transaction shall constitute a Change of Control.
Notwithstanding the preceding, a conversion of the Parent or any of its Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Parent immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.
“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of  (1) the first public announcement by us of any Change of Control (or pending Change of Control) and (2) such Change of Control and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed, calculated as if the maturity date of the Notes of such series were the applicable Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes; provided, however, that if no maturity is within three months before or after the applicable Par Call Date, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.
“Comparable Treasury Price” means, with respect to any redemption date for Notes, (1) the average of four Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Consolidated Net Tangible Assets” means at any date of determination, the total amount of consolidated assets of the Partnership and its Subsidiaries after deducting therefrom (1) all current liabilities (excluding (a) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (b) current maturities of long-term debt), and (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Partnership and its Subsidiaries for the most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles in the United States.
“Continuing Directors” means the directors (or equivalent governing body) of the General Partner, as of the date of and after giving effect to a Permitted Transaction or a Permitted General Partner Removal, and each other director (or equivalent) of the General Partner, if, in each case, such other Person’s nomination for election to the board of directors (or equivalent governing body) of the General Partner is approved by at least 51% of the then Continuing Directors or such other director (or equivalent) receives the vote of (a) the Acquirer (with respect to any Permitted Transaction) or (b) the GP Owner (with respect to any Permitted General Partner Removal) in his or her election by shareholders (or equivalent) of the General Partner.
“Debt” of any Person means, without duplication, (1) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement, (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (5) all capitalized lease obligations of such Person, (6) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person’s legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (i) the full amount of such obligations and (ii) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (b) the amount of obligations as have been assumed by such Person or which are otherwise such

Person’s legal liability), and (7) all Debt of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Fitch” means Fitch Ratings, Inc. and its successors.
“General Partner” means Western Midstream Holdings, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Parent or as the business entity with the ultimate authority to manage the business and operations of the Parent.
“GP Owner” has the meaning assigned to such term in the definition of “Permitted General Partner Removal.”
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, director or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt. When used as a verb, “guarantee” has a correlative meaning.
“Guarantee” means any guarantee by a Subsidiary Guarantor of the Partnership’s obligations under the Indenture and on the Notes.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Debt or in respect thereto.
“Operating GP” means Western Midstream Operating GP, LLC.

“Par Call Date” means January 1, 2025 for the 2025 Notes (one month prior to the maturity date thereof), November 1, 2029 for the 2030 Notes (three months prior to the maturity date thereof) or August 1, 2049 for the 2050 Notes (six months prior to the maturity date thereof).
“Parent” means Western Midstream Partners, LP.
“Person” means any individual, corporation, partnership, joint venture, joint stock company, association, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Permitted General Partner Removal” means any transaction pursuant to which the General Partner ceases to be the sole general partner of the Parent as a result of the removal of the General Partner by the limited partners of the Parent in accordance with the organizational documents of the Parent in effect at the time of such removal, and following such transaction:
(1)The successor General Partner (the “Successor GP”) and any entity that controls the Successor GP (the “GP Owner”) is a corporation, company, partnership or trust, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(2)The GP Owner is a Qualified Operator, to the extent the GP Owner will, as a result of such transaction, become the operator of the Parent;
(3)Both immediately before and immediately following such transaction, no event of default or default shall have occurred and be continuing; and
(4)The Successor GP is the sole general partner of the Parent.
“Permitted Holders” means (a) with respect to any Permitted General Partner Removal, the GP Owner and (b) with respect to any Permitted Transaction, the Acquirer and, in each case, each of its affiliates excluding any operating portfolio companies of any of the foregoing.
“Permitted Transaction” means any transaction (other than a Permitted General Partner Removal) following which:
(1)    The entity (the “Acquirer”) that controls the General Partner is a corporation, company, partnership or trust, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(2)    The Acquirer is a Qualified Operator, to the extent the Acquirer will, as a result of such transaction, become the operator of the Parent;

(3)    Immediately after giving effect to such transaction, the Partnership’s senior unsecured non-credit enhanced publicly-held indebtedness shall be Investment Grade by at least two of the three Rating Agencies;
(4)    Both immediately before and immediately following such transaction, no event of default or default shall have occurred and be continuing; and
(5)    The General Partner is the sole general partner of the Parent.
“Primary Treasury Dealer” means a U.S. government securities dealer in The City of New York.
“Principal Property” means, whether currently owned or leased or subsequently acquired, any pipeline, gathering system, terminal, storage facility, processing plant, or other plant or facility located in the United States of America or any territory or political subdivision thereof owned or leased by the Partnership or any of its Subsidiaries and used in the transportation, distribution, terminalling, gathering, treating, processing, marketing, storage or disposal of oil, natural gas, natural gas liquids, propane, or produced water except (1) any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues), and (2) any such property or asset, plant or terminal which, in the good faith opinion of the Board of Directors of the Operating GP as evidenced by resolutions of the Board of Directors of the Operating GP, is not material in relation to the activities of the Partnership and its Subsidiaries, taken as a whole.
“Principal Subsidiary” means any of the Partnership’s Subsidiaries that owns or leases, directly or indirectly, a Principal Property.
“Qualified Operator” means any Person (either itself or through a management team) with substantial experience as an owner or operator of (a) a similar business to that conducted or proposed to be conducted by the Partnership or any of its Subsidiaries on the date of the indenture and any reasonable extension thereof or (b) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business in which the Partnership and its Subsidiaries are engaged or propose to be engaged on the date of the Indenture.
“Qualifying Owners” means the collective reference to (i) Parent and WGR; and (ii) any Person controlled by any of the Persons described in clause (i).
“Quotation Agent” means the Reference Treasury Dealer appointed by the Partnership.
“Rating Agencies” means Fitch, Moody’s and S&P or, if Fitch, Moody’s or S&P (or one or more of such agencies) shall not make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for Fitch, Moody’s or S&P (or one or more of such agencies), as the case may be.
“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. and their respective successors unless any of them ceases to be a primary U.S. government securities dealer in New York City at the relevant time and, if it is not then a Primary Treasury Dealer, then a Primary Treasury Dealer selected by it; provided that if any of the foregoing shall not be a Primary Treasury Dealer at such time and shall fail to select a Primary Treasury Dealer, then the Partnership will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.
“Revolving Credit Facility” means the Third Amended and Restated Revolving Credit Agreement, dated as of February 15, 2018, among the Partnership, Wells Fargo Bank, National Association, as the administrative agent and the lenders party thereto, as amended, restated, refinanced, replaced or refunded from time to time.
“S&P” means Standard & Poor’s Financial Services LLC and its successors.
“Sale-Leaseback Transaction” means the sale or transfer by the Partnership or any Principal Subsidiary of any Principal Property to a Person (other than the Partnership or a Principal Subsidiary) and the taking back by the Partnership or any Principal Subsidiary, as the case may be, of a lease of such Principal Property.
“Subsidiary” means, as to any Person, (1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the outstanding capital stock having ordinary voting power is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or (2) any general or limited partnership or limited liability company, (a) the sole general partner or member of which is the Person or a Subsidiary of the Person or (b) if there is more than one general partner or member, either (i) the only managing general partners or managing members of such partnership or limited liability company are such Person or Subsidiaries of such Person or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other voting equities of such partnership or limited liability company, respectively.

“Subsidiary Guarantors” means any Subsidiary of the Partnership that becomes a Subsidiary Guarantor in accordance with the provisions of the Indenture.
“Successor GP” has the meaning assigned to such term in the definition of “Permitted General Partner Removal.”
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Partnership shall calculate the Treasury Rate on the third Business Day preceding any redemption date and notify the Trustee in writing of the Treasury Rate prior to the redemption.
“Trigger Period” has the meaning assigned to such term in the definition of “Change of Control Triggering Event.”
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such Person.
“WGR” means Western Gas Resources, Inc., the sole member of the General Partner.
Section 2.02    Other Definitions.

Term	Defined in Section
“2025 Notes”	1.01(a)
“2030 Notes”	1.01(a)
“2050 Notes”	1.01(a)
“Additional Notes”	3.02
“Alternate Offer”	5.06(e)
“Base Indenture”	Recitals
“Change of Control Offer”	5.06(a)
“Change of Control Payment”	5.06(a)
“Change of Control Purchase Date”	5.06(a)(ii)
“Change of Control Settlement Date”	5.06(a)
“Exchange Act”	5.03(a)
“Floating Rate Notes”	1.01(a)
“Indenture”	Recitals
“Lien”	5.01
“Notes”	1.01(a)
“Partnership”	Preamble
“SEC”	5.03(a)
“Supplemental Indenture”	Preamble
“Trustee”	Preamble

ARTICLE III.
THE NOTES
Section 3.01    Form. The Notes shall be issued initially in the form of Global Securities. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes and Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 hereto in the case of the Floating Rate Notes, Exhibit A-2 hereto in the case of the 2025 Notes, Exhibit A-3 hereto in the case of the 2030 Notes and Exhibit A-4 hereto in the case of the 2050 Notes, in each case the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Partnership and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. To further evidence any future Guarantee that may be issued pursuant to Section 5.04 of this Supplemental Indenture, a notation relating to such Guarantee, substantially in the form attached hereto as Exhibit B, shall be endorsed on each Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer of such Subsidiary Guarantor, or in the case of a Subsidiary Guarantor that is a limited partnership, an officer of the general partner of such Subsidiary Guarantor.
Section 3.02    Issuance of Additional Notes. The Partnership may, from time to time, without notice to or the consent of the Holders of any series of the Notes or the Trustee, increase the principal amount of all or any series of Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes (“Additional Notes”) so issued will have the same form and terms (other than the date of issuance, the price to the public and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the applicable Notes of such series previously issued, and such Additional Notes will form a single series with such Notes for all purposes under the Indenture.
Section 3.03    Global Security Legend. Each Global Security shall bear a legend in substantially the following form:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.
ARTICLE IV.
REDEMPTION AND PREPAYMENT
Section 4.01    Optional Redemption.
(a)    The Partnership may redeem the 2025 Notes, the 2030 Notes and the 2050 Notes in whole or in part at any time before the applicable Par Call Date, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes that would have been due if such Notes matured on the applicable Par Call Date (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (with respect to the 2025 Notes), 35 basis points (with respect to the 2030 Notes) or 45 basis points (with respect to the 2050 Notes), plus, in either case, accrued interest, if any, on the principal amount being redeemed to such redemption date. On or after the applicable Par Call Date, the 2025 Notes, the 2030 Notes or the 2050 Notes will be redeemable and repayable, at the Partnership’s option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the Notes of such series to be redeemed plus accrued interest on the Notes of such series to be redeemed to the date of redemption.
(b)    If fewer than all of the 2025 Notes, the 2030 Notes or the 2050 Notes are to be redeemed at any time, the Notes of such series will be selected for redemption by the Trustee on a pro rata basis, by lot or by such other method as the Trustee deems appropriate (or, in the case of Notes represented by a Note in global form, by such method as DTC may require); provided that no partial redemption of any Note will occur if such redemption would reduce the principal amount of such Note to less than $2,000. Notices of redemption with respect to the Notes of either series shall be sent at least 15 but not more than 60 days before the redemption date to each holder of Notes of such series to be redeemed at its registered address.
(c)    If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption will become due on the date fixed for redemption. Unless the Partnership defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

(d)    The provisions of Article III of the Base Indenture in respect of the Notes shall apply to any optional redemption of the Notes except when such provisions conflict with the foregoing.
ARTICLE V.
COVENANTS
The following covenants, in addition to the covenants set forth in Article IV of the Base Indenture, shall apply to the Notes:
Section 5.01    Limitation on Liens. While any of the Notes remain outstanding, the Partnership will not, and will not permit any of its Principal Subsidiaries to, create, or permit to be created or to exist, any mortgage, lien, pledge, security interest, charge, adverse claim, or other encumbrance (“Lien”) upon any Principal Property of the Partnership or any of its Principal Subsidiaries, or upon any equity interests of any Principal Subsidiary, whether such Principal Property is, or equity interests are, owned on or acquired after the date of the Indenture, to secure any Debt, unless the Notes then outstanding are equally and ratably secured by such Lien for so long as any such Debt is so secured, other than:
(a)    purchase money mortgages, or other purchase money Liens of any kind upon property acquired by the Partnership or any Principal Subsidiary after the date of the Indenture, or Liens of any kind existing on any property or any equity interests at the time of the acquisition thereof (including Liens that exist on any property or any equity interests of a Person that is consolidated with or merged with or into the Partnership or any Principal Subsidiary or that transfers or leases all or substantially all of its properties or assets to the Partnership or any Principal Subsidiary), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired, so long as no such Lien shall extend to or cover any other property of the Partnership or such Principal Subsidiary;
(b)    Liens upon any property of the Partnership or any Principal Subsidiary or any equity interests of any Principal Subsidiary existing as of the date of the initial issuance of the Notes or upon the property or any equity interests of any entity, which Liens existed at the time such entity became a Subsidiary of the Partnership;
(c)    Liens for taxes or assessments or other governmental charges or levies relating to amounts that are not yet delinquent or are being contested in good faith;
(d)    pledges or deposits to secure: (i) any governmental charges or levies; (ii) obligations under workers’ compensation laws, unemployment insurance and other social security legislation; (iii) performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Partnership or any Principal Subsidiary is a party; (iv) public or statutory obligations of the Partnership or any Principal

Subsidiary; and (v) surety, stay, appeal, indemnity, customs, performance or return-of-money bonds or pledges or deposits in lieu thereof;
(e)    builders’, materialmen’s, mechanics’, carriers’, warehousemen’s, workers’, repairmen’s, operators’, landlords’ or other similar Liens, in the ordinary course of business;
(f)    Liens created by or resulting from any litigation or proceeding that at the time is being contested in good faith by appropriate proceedings, including Liens relating to judgments thereunder as to which the Partnership or any Principal Subsidiary has not exhausted its appellate rights;
(g)    Liens on deposits required by any Person with whom the Partnership or any Principal Subsidiary enters into forward contracts, futures contracts, swap agreements or other commodities contracts in the ordinary course of business and in accordance with established risk management policies and Liens in connection with leases (other than capital leases) made, or existing on property acquired, in the ordinary course of business;
(h)    easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions on the use of property or minor irregularities in title thereto, charges or encumbrances (whether or not recorded) affecting the use of real property and which are incidental to, and do not materially impair the use of such property in the operation of the business of the Partnership and its Subsidiaries, taken as a whole, or the value of such property for the purpose of such business;
(i)    Liens in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;
(j)    Liens of any kind upon any property acquired, constructed, developed or improved by the Partnership or any Principal Subsidiary (whether alone or in association with others) after the date of the Indenture that are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Partnership or any Principal Subsidiary other than theretofore unimproved real property;

(k)    Liens in favor of the Partnership, one or more Principal Subsidiaries, one or more wholly owned Subsidiaries of the Partnership or any of the foregoing in combination;
(l)    the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to in the clauses above, or the replacement, extension or renewal of the Debt secured thereby (not exceeding the principal amount of Debt secured thereby, other than to provide for the payment of any underwriting or other fees related to any such replacement, extension or renewal, as well as any premiums owed on and accrued and unpaid interest payable in connection with any such replacement, extension or renewal); provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or
(m)    any Lien not excepted by the foregoing clauses; provided that immediately after the creation or assumption of such Lien the aggregate principal amount of Debt of the Partnership or any Principal Subsidiary secured by all Liens created or assumed under the provisions of this clause, together with all net sale proceeds from any Sale-Leaseback Transactions, subject to certain exceptions set forth in the Base Indenture or herein, shall not exceed an amount equal to 15% of the Consolidated Net Tangible Assets for the fiscal quarter that was most recently completed prior to the creation or assumption of such Lien.
Notwithstanding the foregoing, for purposes of making the calculation set forth in clause (m) of the preceding paragraph, with respect to any such secured Debt of a non-wholly owned Principal Subsidiary of the Partnership with no recourse to the Partnership or any wholly owned Principal Subsidiary thereof, only that portion of the aggregate principal amount of such secured Debt reflecting the Partnership’s pro rata ownership interest in such non-wholly owned Principal Subsidiary shall be included in calculating compliance herewith.
Section 5.02    Limitation of Sale-Leaseback Transactions. While the Notes remain outstanding, the Partnership will not, and will not permit any of its Principal Subsidiaries to engage in a Sale-Leaseback Transaction, unless:
(a)    the Sale-Leaseback Transaction occurs within one year from the date of acquisition of the relevant Principal Property or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later, and the Partnership has elected to designate, as a credit against (but not exceeding) the purchase price or cost of construction of such Principal Property, an amount equal to all or a portion of the net sale proceeds from such Sale-Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (b) below);
(b)    the Partnership or such Principal Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject to the Sale-Leaseback Transaction in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without equally and ratably securing the Notes; or
(c)    the Partnership or such Principal Subsidiary, within a 270-day period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (1) the prepayment, repayment, redemption or retirement of any unsubordinated Debt of the Partnership or any of its Subsidiaries (A) for borrowed money or (B) evidenced by bonds, debentures, notes or other similar instruments, or (2) invest in another Principal Property.
Section 5.03    Reports. So long as any Notes are outstanding, the Partnership shall:
(a)    during such time as it is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), file with the Trustee, within 15 days after it files the same with the U.S. Securities and Exchange Commission (the “SEC”), copies of the annual reports and the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and
(b)    during such time as it is not subject to the reporting requirements of the Exchange Act, file with the Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors’ report by a firm of established national reputation) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to file with the SEC had it been subject to the reporting requirements of the Exchange Act.
With respect to the Notes, the provisions of this Section 5.03 shall replace and preempt the provisions of Section 4.05(a) of the Base Indenture in their entirety.
Section 5.04    Future Subsidiary Guarantors. As of the date of this Supplemental Indenture, the Notes shall not be guaranteed by any of the Partnership’s existing Subsidiaries. If, after the date of this Supplemental Indenture, any of the Partnership’s Subsidiaries guarantees, becomes a borrower or guarantor under, or grants any Lien to secure any obligations pursuant to, the Revolving Credit Facility, then the Partnership will cause such Subsidiary to become a Subsidiary Guarantor by executing a supplement to the Indenture and delivering such supplement to the Trustee promptly (but in any event, within ten Business Days of the date on which it guaranteed or incurred such obligations or granted such Lien, as the case may be).
Section 5.05    Consolidation, Merger, Conveyance or Transfer of Subsidiary Guarantors. No Subsidiary Guarantor shall consolidate with or merge with or into any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets and the properties or assets of its Subsidiaries (taken as a whole with the properties or assets of such Subsidiary Guarantor) to another Person in one or more related transactions unless:
(a)    either: (i) in the case of a merger or consolidation, such Subsidiary Guarantor is the survivor; or (ii) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, is a Person formed, organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(b)    the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, expressly assumes all of such Subsidiary Guarantor’s obligations under its Guarantee and the Indenture pursuant to a supplemental indenture;
(c)    the Subsidiary Guarantor or the successor Person delivers an Officers’ Certificate and Opinion of Counsel to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and any supplemental indenture required in connection therewith comply with the Indenture and that all conditions precedent set forth in the Indenture have been complied with; and
(d)    immediately after giving effect to the transaction, no Event of Default or default under the Indenture will have occurred and be continuing.
Upon the assumption of any Subsidiary Guarantor’s obligations under the Indenture by a successor, such Subsidiary Guarantor shall be discharged from all obligations under the Indenture.
Section 5.06    Offer to Repurchase Upon a Change of Control Triggering Event.
(a)    If a Change of Control Triggering Event occurs, unless the Partnership has exercised its right to redeem all of the outstanding Notes pursuant to Section 4.01, the Partnership shall, within thirty (30) days following the Change of Control Triggering Event, offer a cash payment (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price (the “Change of Control Payment”) equal to 101% (or, at the Partnership’s election, a higher percentage) of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control Triggering Event, unless the Partnership has exercised or concurrently exercises its right to redeem all of the Notes as pursuant to Section 4.01, the Partnership shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction or transactions and identification of the ratings decline that together constitute the Change of Control Triggering Event and stating:
(i)    that the Change of Control Offer is being made pursuant to this Section 5.06 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;
(ii)    the purchase price and the purchase date, which shall be no earlier than 30 days but no later than 60 days from the date such notice is mailed (the “Change of Control Purchase Date”);
(iii)    that the Change of Control will expire as of the time specified in such notice on the Change of Control Purchase Date and that the Partnership shall pay the Change of Control Purchase Price for all Notes accepted for purchase as of the Change of Control Purchase Date promptly thereafter on the Change of Control Settlement Date;
(iv)    that any Note not tendered will continue to accrue interest;
(v)    that, unless the Partnership defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Settlement Date;
(vi)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed and such customary documents as the Partnership may reasonably request, to the Paying Agent at the address specified in the notice prior to the termination of the Change of Control Offer on the Change of Control Purchase Date;
(vii)    that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the termination of the Change of Control Offer, an electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and
(viii)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Partnership shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases. Further, the Partnership shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 5.06, the Partnership will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions by virtue of such compliance.
(b)    Promptly following the expiration of the Change of Control Offer, the Partnership shall, to the extent lawful, accept for payment all Notes or portions thereof (in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000) properly tendered (and not validly withdrawn) pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Partnership shall:
(i)    deposit with the Paying Agent by 11:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered (and not validly withdrawn); and
(ii)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Partnership.
On the Change of Control Settlement Date, the Paying Agent shall mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Partnership shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.
(c)    The Change of Control provision of this Section 5.06 shall be applicable whether or not any other provisions of this Indenture are applicable.
(d)    Prior to complying with any provisions of this Section 5.06, but in any event no later than the Change of Control Settlement Date, the Partnership or any Guarantor must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of Notes required by this Section 5.06.

(e)    The Partnership shall not be required to make a Change of Control Offer with respect to a series of Notes following a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 5.06 applicable to a Change of Control Offer made by the Partnership and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (b) in connection with, or in contemplation of any publicly announced Change of Control, the Partnership has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary contained in this Section 5.06, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon the consummation of such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer is made.
(f)    In the event that, upon consummation of a Change of Control Offer or Alternate Offer less than 10% in aggregate principal amount of the Notes (including Additional Notes, if any) that were originally issued are held by Holders other than the Partnership or Affiliates thereof, the Partnership shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above in Section 5.06(e), to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Payment or Alternate Offer payment, accrued and unpaid interest on the Notes that remain outstanding, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
(g)    The Trustee shall not be responsible for and makes no representation as to any act or omission of any Rating Agency or any rating with respect to the Notes. The Trustee shall have no obligation to independently determine or verify if any event has occurred or notify the Holders of any event dependent upon the rating of the Notes, or if the rating on the Notes has been changed, suspended or withdrawn by any Rating Agency.

ARTICLE VI.
SUCCESSORS
With respect to the Notes, the provisions of this Article VI shall replace and preempt the provisions of Section 10.01 of the Base Indenture in their entirety.
Section 6.01    Consolidation and Mergers of the Partnership. The Partnership may not consolidate with or merge with or into any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets and the properties or assets of its Subsidiaries (taken as a whole with the properties or assets of the Partnership) to another Person in one or more related transactions unless:
(a)    either (i) in the case of a merger or consolidation, the Partnership is the survivor; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, is a Person formed, organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(b)    the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, expressly assumes all of the Partnership’s obligations under the Indenture, including the Partnership’s obligation to pay all principal of, premium, if any, and interest on, the Notes pursuant to the Indenture;
(c)    the Partnership or the successor Person delivers an Officers’ Certificate and Opinion of Counsel to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and any supplemental indenture required in connection therewith comply with the Indenture and that all conditions precedent set forth in the Indenture have been complied with;
(d)    if the Partnership is not the survivor, each Subsidiary Guarantor delivers an Officers’ Certificate to the Trustee stating that its Guarantee will continue to apply to the Notes; and
(e)    immediately after giving effect to the transaction, no Event of Default or default under the Indenture will have occurred and be continuing.

ARTICLE VII.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 7.01    Covenant Defeasance. If the Partnership effects a covenant defeasance of the Notes pursuant to Sections 11.02(b) and 11.03 of the Base Indenture, the Partnership shall cease to have any obligation to comply with the covenants set forth in Sections 5.01, 5.02, 5.04 and 5.05 hereof.
ARTICLE VIII.
FUTURE GUARANTEES
In accordance with Article XIV of the Base Indenture and Section 5.04 of this Supplemental Indenture, under certain circumstances the Notes may be fully, unconditionally and absolutely guaranteed on a senior, unsecured basis by future Subsidiary Guarantors. With respect to the Notes, the provisions of this Article VIII shall replace and preempt the provisions of Sections 14.04(a) and 14.04(c) of the Base Indenture in their entirety.
Section 8.01    Release of Guarantees. The Guarantee of a Subsidiary Guarantor shall be released: (i) in connection with any sale or other disposition of all or substantially all of the properties or assets of, or all of the Partnership’s direct or indirect limited partnership, limited liability company or other equity interests in, such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Partnership; (ii) upon the merger of such Subsidiary Guarantor into the Partnership or any other Subsidiary Guarantor or the liquidation or dissolution of such Subsidiary Guarantor; (iii) upon legal defeasance or covenant defeasance with respect to the Notes, as set forth in Sections 11.02(b) and 11.03 of the Base Indenture; or (iv) upon delivery of written notice to the Trustee of the release of all guarantees or other obligations of such Subsidiary Guarantor under the Revolving Credit Facility. If, at any time following any release of a Subsidiary Guarantor from its initial Guarantee of the Notes pursuant to clause (iv) in the preceding sentence, the Subsidiary Guarantor again incurs obligations under the Revolving Credit Facility, then the Partnership shall cause such Subsidiary Guarantor to again guarantee the Notes in accordance with the Indenture.
ARTICLE IX.
MISCELLANEOUS
Section 9.01    Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.
Section 9.02    Adoption, Ratification and Confirmation. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 9.03    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Supplemental Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Supplemental Indenture. Any party delivering an executed counterpart of this Supplemental Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Supplemental Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Supplemental Indenture.
Section 9.04    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Partnership.
Section 9.05    Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

WESTERN MIDSTREAM OPERATING, LP

By:	Western Midstream Operating GP, LLC, its general partner

By:	/s/ Michael C. Pearl
	Name:	Michael C. Pearl
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Eleventh Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

[Signature Page to Eleventh Supplemental Indenture]

EXHIBIT A-1

(Form of Face of Note)

CUSIP: 958667 AD9	No. __
ISIN: US958667AD99	$__________

WESTERN MIDSTREAM OPERATING, LP
Floating Rate Notes due 2023
Western Midstream Operating, LP, promises to pay to __________, or its registered assigns, the principal sum of _______________ Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]1 on January 13, 2023.
Interest Payment Dates: January 13, April 13, July 13 and October 13
Record Dates: The 15th day preceding the respective Interest Payment Date

1 To be included only if the Note is issued in global form.

WESTERN MIDSTREAM OPERATING, LP

By:	Western Midstream Operating GP, LLC, its general partner

By:
	Name:	Michael C. Pearl
	Title:	Senior Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By:
	Name:	Patrick Giordano
	Title:	Vice President

Dated: _________

[Signature Page to Global Note]

(Form of Back of Note)

Floating Rate Notes due 2023
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]2
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.Interest. Western Midstream Operating, LP, a Delaware limited partnership (the “Partnership”), promises to pay interest on the principal amount of this Notes at an interest rate as determined in the manner provided in this Note from January 13, 2019 until maturity. The Partnership shall pay interest quarterly on January 13, April 13, July 13 and October 13 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The first Interest Payment Date shall be April 13, 2020.
The per annum interest rate on the Notes (the “Floating Interest Rate”) in effect for each day of an Interest Period (as defined below) will be equal to a benchmark rate (which will initially be the Three-Month LIBOR Rate) plus 85 basis points (0.85%). The Floating Interest Rate for the initial Interest Period shall be determined on January 10, 2020. The Floating Interest Rate for each Interest Period after the initial Interest Period for the Notes will be reset on the 13th

2 To be included only if the Note is issued in global form.

A-1-2

day of the months of January, April, July and October of each year, commencing April 13, 2020, (each such date an “Interest Reset Date”) until the principal on the Notes is paid or made available for payment. So long as the Three-Month LIBOR Rate is the benchmark, the applicable interest rate shall be determined two London Business Days prior to each Interest Reset Date (each such date, an “Interest Determination Date”). If any such Interest Reset Date and Floating Rate Interest Payment Date for the Notes would otherwise be a day that is not a Business Day, such Interest Reset Date and Floating Rate Interest Payment Date will be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case such Interest Reset Date and Floating Rate Interest Payment Date will be the immediately preceding Business Day.
“Interest Period” means the period from and including an Interest Reset Date or, in the case of the initial Interest Period, from the Settlement Date to but excluding the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding the Floating Rate Maturity Date to but not including such Floating Rate Maturity Date. If the Floating Rate Maturity Date is not a Business Day, then the principal amount of the Notes plus accrued and unpaid interest thereon shall be paid on the next succeeding Business Day and no interest shall accrue for the Floating Rate Maturity Date, or any day thereafter.
The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the Floating Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for any Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period.
The Floating Interest Rate on the Notes shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. In no event will the Floating Interest Rate be less than 0.0%.
So long as the Three-Month LIBOR Rate is the benchmark, the Floating Interest Rate and amount of interest to be paid on the Notes for each Interest Period will be determined by the Calculation Agent (as defined below). All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Partnership and the Holders of the Notes. So long as a benchmark rate is required to be determined with respect to the Notes, there shall at all times be a Calculation Agent. Wells Fargo Bank, National Association is the initial Calculation Agent (the “Calculation Agent”). In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish the benchmark rate for any Interest Period, or that the Partnership proposes to remove such Calculation Agent, the Partnership shall appoint another person which is a bank, trust company, investment banking firm, or other financial institution, to act as the calculation agent.
2.    Floating Rate Benchmark; Benchmark Transition Event. Interest on the Notes shall accrue at a floating rate based on a “benchmark,” which initially is the Three-Month LIBOR Rate, but will be replaced by the benchmark replacement following the occurrence of a benchmark transition event and its related benchmark replacement date as described below.

A-1-3

The “Index Maturity” shall mean the period to maturity of the instrument or obligation on which the floating interest rate formula is based (e.g., “Three Month LIBOR”).
The “Three-Month LIBOR Rate” shall mean the rate determined in accordance with the provisions described herein and the accompanying prospectus for the Notes with an Index Maturity of three months.
The “LIBOR” for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified herein as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service or any successor service nominated by ICE Benchmark Administration Ltd. for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Reuters Page LIBOR01”) (or Bloomberg L.P.’s page “BBAM” or any other page as may replace such page on such service, any successor service or such other service as may be nominated as the information vendor for the purpose of displaying rates or prices comparable to LIBOR for U.S. dollar deposits) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.
If LIBOR cannot be determined as described above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent as directed by the Partnership to provide the Calculation Agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified herein commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in the City of New York, on such LIBOR Interest Determination Date by three major banks in the City of New York selected by the calculation agent as directed by the Partnership for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified herein and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks selected by the Calculation Agent as directed by the Partnership are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be the same LIBOR as in effect on such LIBOR Interest Determination Date. All determinations of LIBOR by the Calculation Agent, in absence of manifest error, shall be conclusive and binding on the Holders.
Notwithstanding the foregoing, if the Partnership (or its Designee (as defined below)) determines that a benchmark transition event and its related benchmark replacement date have occurred prior to any interest determination date for the then-current benchmark, then the Partnership shall promptly provide notice of such determination to the Depositary, the Trustee and the Calculation Agent and the benchmark replacement will replace the then-current benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates. However, if the initial benchmark replacement is

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based on any rate other than term SOFR and the Partnership (or its Designee (as defined below)) later determines that term SOFR can be determined, term SOFR will become the new unadjusted benchmark replacement and will, together with a new benchmark replacement adjustment for term SOFR, replace the then-current benchmark on the next benchmark determination date for term SOFR.
A “benchmark transition event” means the occurrence of one or more of the following events with respect to the then-current benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark;
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark; or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative of the underlying market or economic reality or that the benchmark may no longer be used.
A “benchmark replacement date” means:
(1)in the case of clause (1) or (2) of the definition of benchmark transition event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark; or
(2)in the case of clause (3) of the definition of benchmark transition event, the date of the public statement or publication of information referenced therein.
The term “benchmark determination date” means (a) if the benchmark is the Three-Month LIBOR Rate, the date that is two London Business Days before the applicable Interest Reset Date, and (b) if the benchmark is any other rate, the date determined by the Partnership (or the Partnership’s designee, which may be the calculation agent only if the Calculation Agent consents in writing to such appointment in its sole discretion with no liability therefor, a successor Calculation Agent, or other such designee of the Partnership (any of such entities, a “Designee”)) as a benchmark replacement conforming change. If the Designee is not the Calculation Agent, the Partnership shall notify the trustee and the Calculation Agent in writing of the party that has been appointed by the Partnership as Designee.

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The “benchmark replacement” will be the first alternative set forth in the order below that can be determined by the Partnership or its Designee as of the benchmark replacement date:
(1)the sum of (a) term SOFR and (b) the benchmark replacement adjustment;
(2)the sum of (a) compounded SOFR and (b) the benchmark replacement adjustment;
(3)the sum of (a) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment;
(4)the sum of (a) the ISDA fallback rate and (b) the benchmark replacement adjustment; and
(5)the sum of (a) the alternate rate of interest that has been selected by the Partnership (or its Designee) in its reasonable discretion as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment.
“SOFR”, with respect to any day, is the secured overnight financing rate published for such day by the Federal Reserve Bank of New York.
The term “term SOFR” means the forward-looking term rate for the applicable corresponding tenor based on SOFR that has been selected or recommended by the relevant governmental body.
The “corresponding tenor” will be a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current benchmark.
The “ISDA fallback rate” means the rate that would apply for derivatives transactions referencing the ISDA definitions to be effective upon the occurrence of an index cessation date with respect to the benchmark for the applicable tenor excluding the applicable ISDA fallback adjustment.
The “ISDA definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA fallback adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA definitions to be determined upon the occurrence of an index cessation event with respect to the benchmark for the applicable tenor.
The term “compounded SOFR” means, for any interest accrual period, the compounded average, in arrears, of the SOFRs for each day of such interest accrual period, as determined on the benchmark determination date for such interest accrual period, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback

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and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each interest accrual period, such that the SOFR on the benchmark determination date will apply for each day in the interest accrual period following the benchmark determination date) being established by the Partnership (or the Partnership’s Designee) in accordance with:
(1)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the relevant governmental body for determining compounded SOFR; or
(2)if, and to the extent that, the Partnership (or its Designee) determines that compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Partnership (or its Designee) in its reasonable discretion.
The “benchmark replacement adjustment” will be the first alternative set forth in the order below that can be determined by the Partnership (or its Designee) as of the benchmark replacement date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the relevant governmental body for the applicable unadjusted benchmark replacement;
(2)if the applicable unadjusted benchmark replacement is equivalent to the ISDA fallback rate, then the ISDA fallback adjustment; and
(3)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Partnership (or its Designee) in its reasonable discretion for the replacement of the then-current benchmark with the applicable unadjusted benchmark replacement.
The “unadjusted benchmark replacement” is the benchmark replacement excluding the benchmark replacement adjustment.
The “relevant governmental body” is the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.
In connection with the implementation of a benchmark replacement, the Partnership (or its Designee) will have the right from time to time to make “benchmark replacement conforming changes,” which are any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the Partnership (or its Designee) decides may be appropriate to reflect the adoption of such benchmark replacement in a manner substantially consistent with market practice (or, if the Partnership decides that adoption of any portion of such market practice is not administratively feasible or if the Partnership (or its Designee) determines that no market practice for use of the benchmark replacement exists, in such other manner as the Partnership (or its Designee) determines is reasonably necessary).
Notice of the occurrence of a benchmark transition event and its related benchmark replacement date, the determination of a benchmark replacement and the making of any

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benchmark conforming changes shall be provided by the Partnership (or its Designee) to the Depositary, the Trustee and the Calculation Agent.
Any determination, decision or election that may be made by the Partnership (or its Designee) in connection with a benchmark transition event or a benchmark replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, may be made in the Partnership’s (or its Designee’s) reasonable discretion, and shall become effective without consent from any other party, including the Holders of the Notes. None of the Partnership, its Designee, the Trustee with respect to the Notes, or the Calculation Agent, shall have any liability for any determination made by or on behalf of the Partnership in connection with a benchmark transition event or a benchmark replacement as described above, and each Holder of a Note, by its acceptance of this Note or a beneficial interest in this Note, waives and releases any and all claims against the Partnership, its Designee, and the Trustee with respect to the Notes, or the Calculation Agent relating to any such determinations.
“LIBOR Currency” means U.S. dollars.
3.    Interest Rate Adjustment. (a) The interest rate payable on the Notes will be subject to adjustment from time to time if any of Fitch, Moody’s or S&P, or, if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Partnership’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Partnership as a replacement agency for Moody’s, Fitch or S&P (a “substitute rating agency”), downgrades (or subsequently upgrades) the debt rating applicable to the notes (a “rating”) as set forth below.
If the rating from Fitch (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

Rating	Percentage
BB+	25 basis points
BB	50 basis points
BB-	75 basis points
B+ or below	100 basis points

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If the rating from Moody’s (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

Rating	Percentage
Ba2	25 basis points
Ba3	50 basis points
B1	75 basis points
B2 or below	100 basis points

If the rating from S&P (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

Rating	Percentage
BB+	25 basis points
BB	50 basis points
BB-	75 basis points
B+ or below	100 basis points

If Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) subsequently increases its rating applicable to the Notes to any of the threshold ratings set forth above, the interest rate on the Notes shall be decreased such that the interest rate for the Notes equals the interest rate set forth on the face of the Notes plus the percentage set forth opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced below the applicable interest rate as established in accordance with paragraph 1, or (2) the total increase in the interest rate on the Notes exceed 2.00% above the applicable interest rate as established in accordance with paragraph 1. If Fitch (or a substitute rating agency

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therefor) increases its rating applicable to the Notes to BBB or higher, Moody’s (or a substitute rating agency therefor) increases its rating applicable to the Notes to Baa2 or higher, and S&P (or a substitute rating agency therefor) increases its rating applicable to the Notes to BBB or higher (or two of these ratings if the Notes are only rated by two rating agencies), the interest rate on the Notes will remain at, or be decreased to the applicable interest rate as established in accordance with paragraph 1, and no subsequent downgrades in a rating shall result in an adjustment of the interest rates on the Notes as provided herein.
If at any time Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceases to provide a rating of the Notes for reasons outside of the Partnership’s control, the Partnership shall use its commercially reasonable efforts to obtain a rating of the Notes from a substitute ratings agency, to the extent one exists, and if a substitute ratings agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above (1) such substitute ratings agency shall be substituted for the ratings agency which has since ceased to provide such rating, (2) the relative rating scale used by such substitute ratings agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Partnership and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute ratings agency, such ratings shall be deemed to be the equivalent ratings used by the ratings agency which has since ceased to provide such rating in such table and (3) the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of its initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute ratings agency in the applicable table above (taking into account the provisions of clause (2) above), plus any applicable percentage resulting from a decreased rating by the other ratings agency.
If any of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceases to provide a rating of the Notes and the Partnership has not replaced such rating agency with a substitute rating agency in accordance with the previous paragraph, the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of its initial issuance plus 1.5 times any applicable percentage resulting from a decreased rating by the other ratings agency. Any subsequent increase or decrease in the interest rates of the Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be 1.5 times the percentage set forth in the applicable table above. No adjustments in the interest rates of the Notes shall be made solely as a result of any of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceasing to provide a rating. If each of Fitch, Moody’s and S&P (or, in any case, a substitute rating agency therefor) cease to provide a rating, the interest rates on the Notes shall increase to, or remain at, as the case may be, 2.00% above the applicable interest rate as established in accordance with paragraph 1.

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Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rates. If each of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) changes its rating of the Notes more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such rating agency’s action.
For purposes of this Section 2, the term “interest period” shall mean the period from and including an Interest Payment Date (or if prior to the first Interest Payment Date, from and including the date of original issuance of the Notes) to but excluding the next succeeding Interest Payment Date.
(b) The Partnership shall give the Trustee prompt written notice of any increase or decrease, pursuant to this Section 2, in the interest rate on the Notes, which notice shall set forth the amount of such increase or decrease, the basis therefor and the date from which such increase or decrease shall take effect. The Trustee shall have no duty to independently determine whether any such increase or decrease has occurred, the amount of such increase or decrease or the date from which such increase or decrease shall take effect and shall be entitled to conclusively rely as to such matters on the foregoing written notice from the Partnership.
3.    Method of Payment. The Partnership shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes in accordance with Paragraph 2, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.17 of the Base Indenture with respect to defaulted interest, and the Partnership shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a paying agent on or after the maturity date thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose within or without The City and State of New York, or, at the option of the Partnership, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, each Global Security and all other Notes the Holders of which shall have provided wire transfer instructions to an account in the United States to the Partnership or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
4.    Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as paying agent and Registrar. The Partnership may change any paying agent or Registrar without notice to any Holder. The Partnership or any of its Subsidiaries may act in any such capacity.

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5.    Indenture. The Partnership issued the Floating Rate Notes due 2023 (the “Notes”) under an Indenture, dated as of May 18, 2011, by and among the Partnership, the former guarantors party thereto and the Trustee (the “Base Indenture”), as supplemented by the Eleventh Supplemental Indenture, dated as of January 13, 2020, between the Partnership and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Partnership initially in aggregate principal amount of $300,000,000. The Partnership may issue an unlimited aggregate principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date, the date of first payment of interest, if applicable, and the payment of interest accruing prior to the issue date) as the initial Notes) for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.
6.    Repurchase at Option of Holder. Within thirty (30) days following the occurrence of a Change of Control Triggering Event, the Partnership shall offer a cash payment (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% (or, at the Partnership’s election, a higher percentage) of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control Triggering Event the Partnership shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction or transactions and identification of the ratings decline that together constitute the Change of Control Triggering Event and setting forth the procedures governing the Change of Control Offer as required by Section 5.06 of the Indenture.
7.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Partnership may require a Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Partnership need not exchange or register the transfer of any Note or portion of a Note selected for redemption or repurchase, except for the unredeemed or unrepurchased portion of any Note being redeemed or repurchased in part. Also, the Partnership need not exchange or register the

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transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or repurchased or during the period between a record date and the corresponding Interest Payment Date.
8.    Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
9.    Amendment, Supplement and Waiver. Subject to certain exceptions set forth in the Base Indenture or herein, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Base Indenture (as amended by the Supplemental Indenture), including to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Partnership’s obligations to Holders of the Notes in case of a merger or consolidation of the Partnership or sale of all or substantially all of the Partnership’s assets, to add or release Subsidiary Guarantors (or their successors) pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder of the Notes, to comply with the requirements of the U.S. Securities and Exchange Commission to permit the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee, to add any additional Events of Default, to secure the Notes or the Guarantees or to establish the form or terms of any other series of Debt Securities.
10.    Defaults and Remedies. Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise, (iii) failure by the Partnership or any Subsidiary Guarantor for 60 days after notice to comply with any of the other agreements in the Indenture; (iv) except as permitted by the Indenture, any Guarantee shall cease for any reason to be in full force and effect (except as otherwise provided in the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Indenture or its Guarantee and (v) certain events of bankruptcy or insolvency with respect to the Partnership or any of the Subsidiary Guarantors. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency of either the Partnership or a Subsidiary Guarantor, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations set

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forth in the Base Indenture or herein, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. If and so long as the board of directors, an executive committee of the board of directors or trust committee of responsible officers of the Trustee in good faith so determines, the Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on the Notes or except as otherwise specified in Section 6.06 of the Base Indenture. The Partnership and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Partnership is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
11.    Trustee Dealings with the Partnership. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates, as if it were not the Trustee.
12.    No Recourse Against Others. The partners (other than the General Partner), directors, officers, employees, incorporators and members of each of the Partnership and any Subsidiary Guarantors, as such, shall have no liability for any obligations of the Subsidiary Guarantors or the Partnership under the Debt Securities, this Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities.
13.    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
14.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
15.    CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as

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contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Partnership shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Western Midstream Operating, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
Telephone: (832) 636-6000

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Assignment Form
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Note on the books of the Partnership. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have only part of this Note purchased by the Partnership pursuant to Section 5.06 of the Indenture, state the amount (in minimum denomination of $2,000 or integral multiples of $1,000 in excess of $2,000) you elect to have purchased:  $

Date:		Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE3
The original principal amount of this Global Note is $300,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

3 To be included only if the Note is issued in global form.

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EXHIBIT A-2

(Form of Face of Note)

CUSIP: 958667 AB3	No. __
ISIN: US958667AB34	$__________

WESTERN MIDSTREAM OPERATING, LP
3.100% Senior Notes due 2025
Western Midstream Operating, LP, promises to pay to __________, or its registered assigns, the principal sum of _______________ Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]4 on February 1, 2025.
Interest Payment Dates: February 1 and August 1
Record Dates: January 15 and July 15

4 To be included only if the Note is issued in global form.

WESTERN MIDSTREAM OPERATING, LP

By:	Western Midstream Operating GP, LLC, its general partner

By:
	Name:	Michael C. Pearl
	Title:	Senior Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By:
	Name:	Patrick Giordano
	Title:	Vice President

Dated: _________

[Signature Page to Global Note]

(Form of Back of Note)

3.100% Senior Notes due 2025
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]5
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    Interest. Western Midstream Operating, LP, a Delaware limited partnership (the “Partnership”), promises to pay interest on the principal amount of this Note at 3.100% per annum from January 13, 2020 until maturity. The Partnership shall pay interest semi-annually on February 1 and August 1 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The first Interest Payment Date shall be August 1, 2020.
2.    Interest Rate Adjustment. (a) The interest rate payable on the Notes will be subject to adjustment from time to time if any of Fitch, Moody’s or S&P, or, if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Partnership’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Partnership as a replacement agency for Moody’s, Fitch or S&P (a “substitute rating agency”),

5 To be included only if the Note is issued in global form.

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downgrades (or subsequently upgrades) the debt rating applicable to the notes (a “rating”) as set forth below.
If the rating from Fitch (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

Rating	Percentage
BB+	25 basis points
BB	50 basis points
BB-	75 basis points
B+ or below	100 basis points

If the rating from Moody’s (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

Rating	Percentage
Ba2	25 basis points
Ba3	50 basis points
B1	75 basis points
B2 or below	100 basis points

If the rating from S&P (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

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Rating	Percentage
BB+	25 basis points
BB	50 basis points
BB-	75 basis points
B+ or below	100 basis points

If Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) subsequently increases its rating applicable to the Notes to any of the threshold ratings set forth above, the interest rate on the Notes shall be decreased such that the interest rate for the Notes equals the interest rate set forth on the face of the Notes plus the percentage set forth opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced below 3.100%, or (2) the total increase in the interest rate on the Notes exceed 2.00% above 3.100%. If Fitch (or a substitute rating agency therefor) increases its rating applicable to the Notes to BBB or higher, Moody’s (or a substitute rating agency therefor) increases its rating applicable to the Notes to Baa2 or higher, and S&P (or a substitute rating agency therefor) increases its rating applicable to the Notes to BBB or higher (or two of these ratings if the Notes are only rated by two rating agencies), the interest rate on the Notes will remain at, or be decreased to 3.100%, and no subsequent downgrades in a rating shall result in an adjustment of the interest rates on the Notes as provided herein.
If at any time Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceases to provide a rating of the Notes for reasons outside of the Partnership’s control, the Partnership shall use its commercially reasonable efforts to obtain a rating of the Notes from a substitute ratings agency, to the extent one exists, and if a substitute ratings agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above (1) such substitute ratings agency shall be substituted for the ratings agency which has since ceased to provide such rating, (2) the relative rating scale used by such substitute ratings agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Partnership and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute ratings agency, such ratings shall be deemed to be the equivalent ratings used by the ratings agency which has since ceased to provide such rating in such table and (3) the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of its initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute ratings

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agency in the applicable table above (taking into account the provisions of clause (2) above), plus any applicable percentage resulting from a decreased rating by the other ratings agency.
If any of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceases to provide a rating of the Notes and the Partnership has not replaced such rating agency with a substitute rating agency in accordance with the previous paragraph, the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of its initial issuance plus 1.5 times any applicable percentage resulting from a decreased rating by the other ratings agency. Any subsequent increase or decrease in the interest rates of the Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be 1.5 times the percentage set forth in the applicable table above. No adjustments in the interest rates of the Notes shall be made solely as a result of any of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceasing to provide a rating. If each of Fitch, Moody’s and S&P (or, in any case, a substitute rating agency therefor) cease to provide a rating, the interest rates on the Notes shall increase to, or remain at, as the case may be, 2.00% above the interest rate set forth on the face of the Note.
Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rates. If each of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) changes its rating of the Notes more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such rating agency’s action.
For purposes of this Section 2, the term “interest period” shall mean the period from and including an Interest Payment Date (or if prior to the first Interest Payment Date, from and including the date of original issuance of the Notes) to but excluding the next succeeding Interest Payment Date.
(b) The Partnership shall give the Trustee prompt written notice of any increase or decrease, pursuant to this Section 2, in the interest rate on the Notes, which notice shall set forth the amount of such increase or decrease, the basis therefor and the date from which such increase or decrease shall take effect. The Trustee shall have no duty to independently determine whether any such increase or decrease has occurred, the amount of such increase or decrease or the date from which such increase or decrease shall take effect and shall be entitled to conclusively rely as to such matters on the foregoing written notice from the Partnership.
3.    Method of Payment. The Partnership shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided

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in Section 2.17 of the Base Indenture with respect to defaulted interest, and the Partnership shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a paying agent on or after the maturity date thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose within or without The City and State of New York, or, at the option of the Partnership, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, each Global Security and all other Notes the Holders of which shall have provided wire transfer instructions to an account in the United States to the Partnership or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
4.    Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as paying agent and Registrar. The Partnership may change any paying agent or Registrar without notice to any Holder. The Partnership or any of its Subsidiaries may act in any such capacity.
5.    Indenture. The Partnership issued the 3.100% Senior Notes due 2025 (the “Notes”) under an Indenture, dated as of May 18, 2011, by and among the Partnership, the former guarantors party thereto and the Trustee (the “Base Indenture”), as supplemented by the Eleventh Supplemental Indenture, dated as of January 13, 2020, between the Partnership and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Partnership initially in aggregate principal amount of $1,000,000,000. The Partnership may issue an unlimited aggregate principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date, the date of first payment of interest, if applicable, and the payment of interest accruing prior to the issue date) as the initial Notes) for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.
6.    Optional Redemption. The Partnership may redeem the Notes, in whole or in part, at any time before January 1, 2025 (the “Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes that would have been due if the Notes matured on the Par Call Date (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-

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day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued interest, if any, on the principal amount being redeemed to such redemption date. On or after the Par Call Date, the Notes will be redeemable and repayable, at the Partnership’s option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest on the Notes to be redeemed to the date of redemption.
For purposes of determining any redemption price, the following definitions shall apply:
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed, calculated as if the maturity date of the Notes were the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes; provided, however, that if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to such United States Treasury security shall be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.
“Comparable Treasury Price” means, with respect to any redemption date for Notes, (1) the average of four Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Primary Treasury Dealer” means a U.S. government securities dealer in The City of New York.
“Quotation Agent” means the Reference Treasury Dealer appointed by the Partnership.
“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. and their respective successors unless any of them ceases to be a primary U.S. government securities dealer in New York City at the relevant time and, if it is not then a Primary Treasury Dealer, then a Primary Treasury Dealer selected by it; provided that if any of the foregoing shall not be a Primary Treasury Dealer at such time and shall fail to select a Primary Treasury Dealer, then the Partnership will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference

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Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Partnership shall calculate the Treasury Rate on the third Business Day preceding any redemption date and notify the Trustee in writing of the Treasury Rate prior to the redemption.
7.    Notice of Redemption. Notice of redemption shall be sent at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Unless the Partnership defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
8.    Change of Control. Repurchase at Option of Holder. Within thirty (30) days following the occurrence of a Change of Control Triggering Event, unless the Partnership has previously or concurrently exercised its rights to redeem all of the Notes as described in paragraph 5 above, the Partnership shall offer a cash payment (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% (or, at the Partnership’s election, a higher percentage) of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control Triggering Event, unless the Partnership has previously or concurrently exercised its rights to redeem all of the Notes as described in paragraph 5 above, the Partnership shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction or transactions and identification of the ratings decline that together constitute the Change of Control Triggering Event and setting forth the procedures governing the Change of Control Offer as required by Section 5.06 of the Indenture.
9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Partnership may require a Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Partnership need not exchange or register the transfer of any Note or portion of a Note selected for redemption or repurchase, except for the unredeemed or unrepurchased portion of any Note

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being redeemed or repurchased in part. Also, the Partnership need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or repurchased or during the period between a record date and the corresponding Interest Payment Date.
10.    Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
11.    Amendment, Supplement and Waiver. Subject to certain exceptions set forth in the Base Indenture or herein, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Base Indenture (as amended by the Supplemental Indenture), including to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Partnership’s obligations to Holders of the Notes in case of a merger or consolidation of the Partnership or sale of all or substantially all of the Partnership’s assets, to add or release Subsidiary Guarantors (or their successors) pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder of the Notes, to comply with the requirements of the U.S. Securities and Exchange Commission to permit the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee, to add any additional Events of Default, to secure the Notes or the Guarantees or to establish the form or terms of any other series of Debt Securities.
12.    Defaults and Remedies. Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise, (iii) failure by the Partnership or any Subsidiary Guarantor for 60 days after notice to comply with any of the other agreements in the Indenture; (iv) except as permitted by the Indenture, any Guarantee shall cease for any reason to be in full force and effect (except as otherwise provided in the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Indenture or its Guarantee and (v) certain events of bankruptcy or insolvency with respect to the Partnership or any of the Subsidiary Guarantors. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency of either the Partnership or a Subsidiary Guarantor, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce

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the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations set forth in the Base Indenture or herein, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. If and so long as the board of directors, an executive committee of the board of directors or trust committee of responsible officers of the Trustee in good faith so determines, the Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on the Notes or except as otherwise specified in Section 6.06 of the Base Indenture. The Partnership and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Partnership is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
13.    Trustee Dealings with the Partnership. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates, as if it were not the Trustee.
14.    No Recourse Against Others. The partners (other than the General Partner), directors, officers, employees, incorporators and members of each of the Partnership and any Subsidiary Guarantors, as such, shall have no liability for any obligations of the Subsidiary Guarantors or the Partnership under the Debt Securities, this Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities.
15.    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
16.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
17.    CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as

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contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Partnership shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Western Midstream Operating, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
Telephone: (832) 636-6000

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Assignment Form
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Note on the books of the Partnership. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have only part of this Note purchased by the Partnership pursuant to Section 5.06 of the Indenture, state the amount (in minimum denomination of $2,000 or integral multiples of $1,000 in excess of $2,000) you elect to have purchased:  $

Date:		Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE6
The original principal amount of this Global Note is $1,000,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

6 To be included only if the Note is issued in global form.

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EXHIBIT A-3

(Form of Face of Note)

CUSIP: 958667 AC1	No. __
ISIN: US958667AC17	$__________

WESTERN MIDSTREAM OPERATING, LP
4.050% Senior Notes due 2030
Western Midstream Operating, LP, promises to pay to __________, or its registered assigns, the principal sum of _______________ Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]7 on February 1, 2030.
Interest Payment Dates: February 1 and August 1
Record Dates: January 15 and July 15

7 To be included only if the Note is issued in global form.

WESTERN MIDSTREAM OPERATING, LP

By:	Western Midstream Operating GP, LLC, its general partner

By:
	Name:	Michael C. Pearl
	Title:	Senior Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By:
	Name:	Patrick Giordano
	Title:	Vice President

Dated: _________

[Signature Page to Global Note]

(Form of Back of Note)

4.050% Senior Notes due 2030
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]8
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    Interest. Western Midstream Operating, LP, a Delaware limited partnership (the “Partnership”), promises to pay interest on the principal amount of this Note at 4.050% per annum from January 13, 2020 until maturity. The Partnership shall pay interest semi-annually on February 1 and August 1 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The first Interest Payment Date shall be August 1, 2020.
2.    Interest Rate Adjustment. (a) The interest rate payable on the Notes will be subject to adjustment from time to time if any of Fitch, Moody’s or S&P, or, if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Partnership’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Partnership as a replacement agency for Moody’s, Fitch or S&P (a “substitute rating agency”),

8 To be included only if the Note is issued in global form.

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downgrades (or subsequently upgrades) the debt rating applicable to the notes (a “rating”) as set forth below.
If the rating from Fitch (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

Rating	Percentage
BB+	25 basis points
BB	50 basis points
BB-	75 basis points
B+ or below	100 basis points

If the rating from Moody’s (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

Rating	Percentage
Ba2	25 basis points
Ba3	50 basis points
B1	75 basis points
B2 or below	100 basis points

If the rating from S&P (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

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Rating	Percentage
BB+	25 basis points
BB	50 basis points
BB-	75 basis points
B+ or below	100 basis points

If Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) subsequently increases its rating applicable to the Notes to any of the threshold ratings set forth above, the interest rate on the Notes shall be decreased such that the interest rate for the Notes equals the interest rate set forth on the face of the Notes plus the percentage set forth opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced below 4.050%, or (2) the total increase in the interest rate on the Notes exceed 2.00% above 4.050%. If Fitch (or a substitute rating agency therefor) increases its rating applicable to the Notes to BBB or higher, Moody’s (or a substitute rating agency therefor) increases its rating applicable to the Notes to Baa2 or higher, and S&P (or a substitute rating agency therefor) increases its rating applicable to the Notes to BBB or higher (or two of these ratings if the Notes are only rated by two rating agencies), the interest rate on the Notes will remain at, or be decreased to 4.050%, and no subsequent downgrades in a rating shall result in an adjustment of the interest rates on the Notes as provided herein.
If at any time Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceases to provide a rating of the Notes for reasons outside of the Partnership’s control, the Partnership shall use its commercially reasonable efforts to obtain a rating of the Notes from a substitute ratings agency, to the extent one exists, and if a substitute ratings agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above (1) such substitute ratings agency shall be substituted for the ratings agency which has since ceased to provide such rating, (2) the relative rating scale used by such substitute ratings agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Partnership and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute ratings agency, such ratings shall be deemed to be the equivalent ratings used by the ratings agency which has since ceased to provide such rating in such table and (3) the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of its initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute ratings

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agency in the applicable table above (taking into account the provisions of clause (2) above), plus any applicable percentage resulting from a decreased rating by the other ratings agency.
If any of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceases to provide a rating of the Notes and the Partnership has not replaced such rating agency with a substitute rating agency in accordance with the previous paragraph, the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of its initial issuance plus 1.5 times any applicable percentage resulting from a decreased rating by the other ratings agency. Any subsequent increase or decrease in the interest rates of the Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be 1.5 times the percentage set forth in the applicable table above. No adjustments in the interest rates of the Notes shall be made solely as a result of any of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceasing to provide a rating. If each of Fitch, Moody’s and S&P (or, in any case, a substitute rating agency therefor) cease to provide a rating, the interest rates on the Notes shall increase to, or remain at, as the case may be, 2.00% above the interest rate set forth on the face of the Note.
Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rates. If each of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) changes its rating of the Notes more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such rating agency’s action.
For purposes of this Section 2, the term “interest period” shall mean the period from and including an Interest Payment Date (or if prior to the first Interest Payment Date, from and including the date of original issuance of the Notes) to but excluding the next succeeding Interest Payment Date.
(b) The Partnership shall give the Trustee prompt written notice of any increase or decrease, pursuant to this Section 2, in the interest rate on the Notes, which notice shall set forth the amount of such increase or decrease, the basis therefor and the date from which such increase or decrease shall take effect. The Trustee shall have no duty to independently determine whether any such increase or decrease has occurred, the amount of such increase or decrease or the date from which such increase or decrease shall take effect and shall be entitled to conclusively rely as to such matters on the foregoing written notice from the Partnership.
3.    Method of Payment. The Partnership shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided

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in Section 2.17 of the Base Indenture with respect to defaulted interest, and the Partnership shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a paying agent on or after the maturity date thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose within or without The City and State of New York, or, at the option of the Partnership, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, each Global Security and all other Notes the Holders of which shall have provided wire transfer instructions to an account in the United States to the Partnership or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
4.    Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as paying agent and Registrar. The Partnership may change any paying agent or Registrar without notice to any Holder. The Partnership or any of its Subsidiaries may act in any such capacity.
5.    Indenture. The Partnership issued the 4.050% Senior Notes due 2030 (the “Notes”) under an Indenture, dated as of May 18, 2011, by and among the Partnership, the former guarantors party thereto and the Trustee (the “Base Indenture”), as supplemented by the Eleventh Supplemental Indenture, dated as of January 13, 2020, between the Partnership and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Partnership initially in aggregate principal amount of $1,200,000,000. The Partnership may issue an unlimited aggregate principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date, the date of first payment of interest, if applicable, and the payment of interest accruing prior to the issue date) as the initial Notes) for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.
6.    Optional Redemption. The Partnership may redeem the Notes, in whole or in part, at any time before November 1, 2029 (the “Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes that would have been due if the Notes matured on the Par Call Date (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-

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day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in either case, accrued interest, if any, on the principal amount being redeemed to such redemption date. On or after the Par Call Date, the Notes will be redeemable and repayable, at the Partnership’s option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest on the Notes to be redeemed to the date of redemption.
For purposes of determining any redemption price, the following definitions shall apply:
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed, calculated as if the maturity date of the Notes were the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes; provided, however, that if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to such United States Treasury security shall be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.
“Comparable Treasury Price” means, with respect to any redemption date for Notes, (1) the average of four Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Primary Treasury Dealer” means a U.S. government securities dealer in The City of New York.
“Quotation Agent” means the Reference Treasury Dealer appointed by the Partnership.
“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. and their respective successors unless any of them ceases to be a primary U.S. government securities dealer in New York City at the relevant time and, if it is not then a Primary Treasury Dealer, then a Primary Treasury Dealer selected by it; provided that if any of the foregoing shall not be a Primary Treasury Dealer at such time and shall fail to select a Primary Treasury Dealer, then the Partnership will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference

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Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Partnership shall calculate the Treasury Rate on the third Business Day preceding any redemption date and notify the Trustee in writing of the Treasury Rate prior to the redemption.
7.    Notice of Redemption. Notice of redemption shall be sent at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Unless the Partnership defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
8.    Change of Control. Change of Control. Repurchase at Option of Holder. Within thirty (30) days following the occurrence of a Change of Control Triggering Event, unless the Partnership has previously or concurrently exercised its rights to redeem all of the Notes as described in paragraph 5 above, the Partnership shall offer a cash payment (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% (or, at the Partnership’s election, a higher percentage) of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control Triggering Event, unless the Partnership has previously or concurrently exercised its rights to redeem all of the Notes as described in paragraph 5 above, the Partnership shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction or transactions and identification of the ratings decline that together constitute the Change of Control Triggering Event and setting forth the procedures governing the Change of Control Offer as required by Section 5.06 of the Indenture.
9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Partnership may require a Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Partnership need not exchange or register the transfer of any Note or portion of a Note selected for redemption or repurchase, except for the unredeemed or unrepurchased portion of any Note

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being redeemed or repurchased in part. Also, the Partnership need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or repurchased or during the period between a record date and the corresponding Interest Payment Date.
10.    Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
11.    Amendment, Supplement and Waiver. Subject to certain exceptions set forth in the Base Indenture or herein, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Base Indenture (as amended by the Supplemental Indenture), including to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Partnership’s obligations to Holders of the Notes in case of a merger or consolidation of the Partnership or sale of all or substantially all of the Partnership’s assets, to add or release Subsidiary Guarantors (or their successors) pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder of the Notes, to comply with the requirements of the U.S. Securities and Exchange Commission to permit the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee, to add any additional Events of Default, to secure the Notes or the Guarantees or to establish the form or terms of any other series of Debt Securities.
12.    Defaults and Remedies. Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise, (iii) failure by the Partnership or any Subsidiary Guarantor for 60 days after notice to comply with any of the other agreements in the Indenture; (iv) except as permitted by the Indenture, any Guarantee shall cease for any reason to be in full force and effect (except as otherwise provided in the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Indenture or its Guarantee and (v) certain events of bankruptcy or insolvency with respect to the Partnership or any of the Subsidiary Guarantors. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency of either the Partnership or a Subsidiary Guarantor, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce

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the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations set forth in the Base Indenture or herein, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. If and so long as the board of directors, an executive committee of the board of directors or trust committee of responsible officers of the Trustee in good faith so determines, the Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on the Notes or except as otherwise specified in Section 6.06 of the Base Indenture. The Partnership and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Partnership is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
13.    Trustee Dealings with the Partnership. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates, as if it were not the Trustee.
14.    No Recourse Against Others. The partners (other than the General Partner), directors, officers, employees, incorporators and members of each of the Partnership and any Subsidiary Guarantors, as such, shall have no liability for any obligations of the Subsidiary Guarantors or the Partnership under the Debt Securities, this Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities.
15.    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
16.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
17.    CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as

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contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Partnership shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Western Midstream Operating, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
Telephone: (832) 636-6000

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Assignment Form
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Note on the books of the Partnership. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have only part of this Note purchased by the Partnership pursuant to Section 5.06 of the Indenture, state the amount (in minimum denomination of $2,000 or integral multiples of $1,000 in excess of $2,000) you elect to have purchased:  $

Date:		Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE9
The original principal amount of this Global Note is $1,200,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

9 To be included only if the Note is issued in global form.

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EXHIBIT A-4

(Form of Face of Note)

CUSIP: 958667 AA5	No. __
ISIN: US958667AA50	$__________

WESTERN MIDSTREAM OPERATING, LP
5.250% Senior Notes due 2050
Western Midstream Operating, LP, promises to pay to __________, or its registered assigns, the principal sum of _______________ Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]10 on February 1, 2050.
Interest Payment Dates: February 1 and August 1
Record Dates: January 15 and July 15

10 To be included only if the Note is issued in global form.

WESTERN MIDSTREAM OPERATING, LP

By:	Western Midstream Operating GP, LLC, its general partner

By:
	Name:	Michael C. Pearl
	Title:	Senior Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By:
	Name:	Patrick Giordano
	Title:	Vice President

Dated: _________

[Signature Page to Global Note]

(Form of Back of Note)

5.250% Senior Notes due 2050
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]11
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    Interest. Western Midstream Operating, LP, a Delaware limited partnership (the “Partnership”), promises to pay interest on the principal amount of this Note at 5.250% per annum from January 13, 2020 until maturity. The Partnership shall pay interest semi-annually on February 1 and August 1 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The first Interest Payment Date shall be August 1, 2020.
2.    Interest Rate Adjustment. (a) The interest rate payable on the Notes will be subject to adjustment from time to time if any of Fitch, Moody’s or S&P, or, if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Partnership’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Partnership as a replacement agency for Moody’s, Fitch or S&P (a “substitute rating agency”),

11 To be included only if the Note is issued in global form.

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downgrades (or subsequently upgrades) the debt rating applicable to the notes (a “rating”) as set forth below.
If the rating from Fitch (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

Rating	Percentage
BB+	25 basis points
BB	50 basis points
BB-	75 basis points
B+ or below	100 basis points

If the rating from Moody’s (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

Rating	Percentage
Ba2	25 basis points
Ba3	50 basis points
B1	75 basis points
B2 or below	100 basis points

If the rating from S&P (or a substitute rating agency therefor) applicable to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from those set forth on the face of the Notes by the percentage set forth opposite that rating:

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Rating	Percentage
BB+	25 basis points
BB	50 basis points
BB-	75 basis points
B+ or below	100 basis points

If Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) subsequently increases its rating applicable to the Notes to any of the threshold ratings set forth above, the interest rate on the Notes shall be decreased such that the interest rate for the Notes equals the interest rate set forth on the face of the Notes plus the percentage set forth opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced below 5.250%, or (2) the total increase in the interest rate on the Notes exceed 2.00% above 5.250%. If Fitch (or a substitute rating agency therefor) increases its rating applicable to the Notes to BBB or higher, Moody’s (or a substitute rating agency therefor) increases its rating applicable to the Notes to Baa2 or higher, and S&P (or a substitute rating agency therefor) increases its rating applicable to the Notes to BBB or higher (or two of these ratings if the Notes are only rated by two rating agencies), the interest rate on the Notes will remain at, or be decreased to 5.250%, and no subsequent downgrades in a rating shall result in an adjustment of the interest rates on the Notes as provided herein.
If at any time Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceases to provide a rating of the Notes for reasons outside of the Partnership’s control, the Partnership shall use its commercially reasonable efforts to obtain a rating of the Notes from a substitute ratings agency, to the extent one exists, and if a substitute ratings agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above (1) such substitute ratings agency shall be substituted for the ratings agency which has since ceased to provide such rating, (2) the relative rating scale used by such substitute ratings agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Partnership and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute ratings agency, such ratings shall be deemed to be the equivalent ratings used by the ratings agency which has since ceased to provide such rating in such table and (3) the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of its initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute ratings

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agency in the applicable table above (taking into account the provisions of clause (2) above), plus any applicable percentage resulting from a decreased rating by the other ratings agency.
If any of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceases to provide a rating of the Notes and the Partnership has not replaced such rating agency with a substitute rating agency in accordance with the previous paragraph, the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of its initial issuance plus 1.5 times any applicable percentage resulting from a decreased rating by the other ratings agency. Any subsequent increase or decrease in the interest rates of the Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be 1.5 times the percentage set forth in the applicable table above. No adjustments in the interest rates of the Notes shall be made solely as a result of any of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) ceasing to provide a rating. If each of Fitch, Moody’s and S&P (or, in any case, a substitute rating agency therefor) cease to provide a rating, the interest rates on the Notes shall increase to, or remain at, as the case may be, 2.00% above the interest rate set forth on the face of the Note.
Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rates. If each of Fitch, Moody’s or S&P (or, in any case, a substitute rating agency therefor) changes its rating of the Notes more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such rating agency’s action.
For purposes of this Section 2, the term “interest period” shall mean the period from and including an Interest Payment Date (or if prior to the first Interest Payment Date, from and including the date of original issuance of the Notes) to but excluding the next succeeding Interest Payment Date.
(b) The Partnership shall give the Trustee prompt written notice of any increase or decrease, pursuant to this Section 2, in the interest rate on the Notes, which notice shall set forth the amount of such increase or decrease, the basis therefor and the date from which such increase or decrease shall take effect. The Trustee shall have no duty to independently determine whether any such increase or decrease has occurred, the amount of such increase or decrease or the date from which such increase or decrease shall take effect and shall be entitled to conclusively rely as to such matters on the foregoing written notice from the Partnership.
3.    Method of Payment. The Partnership shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided

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in Section 2.17 of the Base Indenture with respect to defaulted interest, and the Partnership shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a paying agent on or after the maturity date thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose within or without The City and State of New York, or, at the option of the Partnership, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, each Global Security and all other Notes the Holders of which shall have provided wire transfer instructions to an account in the United States to the Partnership or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
4.    Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as paying agent and Registrar. The Partnership may change any paying agent or Registrar without notice to any Holder. The Partnership or any of its Subsidiaries may act in any such capacity.
5.    Indenture. The Partnership issued the 5.250% Senior Notes due 2050 (the “Notes”) under an Indenture, dated as of May 18, 2011, by and among the Partnership, the former guarantors party thereto and the Trustee (the “Base Indenture”), as supplemented by the Eleventh Supplemental Indenture, dated as of January 13, 2020, between the Partnership and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Partnership initially in aggregate principal amount of $1,000,000,000. The Partnership may issue an unlimited aggregate principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date, the date of first payment of interest, if applicable, and the payment of interest accruing prior to the issue date) as the initial Notes) for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.
6.    Optional Redemption. The Partnership may redeem the Notes, in whole or in part, at any time before August 1, 2049 (the “Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes that would have been due if the Notes matured on the Par Call Date (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-

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day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus, in either case, accrued interest, if any, on the principal amount being redeemed to such redemption date. On or after the Par Call Date, the Notes will be redeemable and repayable, at the Partnership’s option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest on the Notes to be redeemed to the date of redemption.
For purposes of determining any redemption price, the following definitions shall apply:
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed, calculated as if the maturity date of the Notes were the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes; provided, however, that if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to such United States Treasury security shall be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.
“Comparable Treasury Price” means, with respect to any redemption date for Notes, (1) the average of four Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Primary Treasury Dealer” means a U.S. government securities dealer in The City of New York.
“Quotation Agent” means the Reference Treasury Dealer appointed by the Partnership.
“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. and their respective successors unless any of them ceases to be a primary U.S. government securities dealer in New York City at the relevant time and, if it is not then a Primary Treasury Dealer, then a Primary Treasury Dealer selected by it; provided that if any of the foregoing shall not be a Primary Treasury Dealer at such time and shall fail to select a Primary Treasury Dealer, then the Partnership will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference

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Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Partnership shall calculate the Treasury Rate on the third Business Day preceding any redemption date and notify the Trustee in writing of the Treasury Rate prior to the redemption.
7.    Notice of Redemption. Notice of redemption shall be sent at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Unless the Partnership defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
8.    Change of Control. Repurchase at Option of Holder. Within thirty (30) days following the occurrence of a Change of Control Triggering Event, unless the Partnership has previously or concurrently exercised its rights to redeem all of the Notes as described in paragraph 5 above, the Partnership shall offer a cash payment (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% (or, at the Partnership’s election, a higher percentage) of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control Triggering Event, unless the Partnership has previously or concurrently exercised its rights to redeem all of the Notes as described in paragraph 5 above, the Partnership shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction or transactions and identification of the ratings decline that together constitute the Change of Control Triggering Event and setting forth the procedures governing the Change of Control Offer as required by Section 5.06 of the Indenture.
9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Partnership may require a Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Partnership need not exchange or register the transfer of any Note or portion of a Note selected for redemption or repurchase, except for the unredeemed or unrepurchased portion of any Note

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being redeemed or repurchased in part. Also, the Partnership need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or repurchased or during the period between a record date and the corresponding Interest Payment Date.
10.    Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
11.    Amendment, Supplement and Waiver. Subject to certain exceptions set forth in the Base Indenture or herein, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Base Indenture (as amended by the Supplemental Indenture), including to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Partnership’s obligations to Holders of the Notes in case of a merger or consolidation of the Partnership or sale of all or substantially all of the Partnership’s assets, to add or release Subsidiary Guarantors (or their successors) pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder of the Notes, to comply with the requirements of the U.S. Securities and Exchange Commission to permit the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee, to add any additional Events of Default, to secure the Notes or the Guarantees or to establish the form or terms of any other series of Debt Securities.
12.    Defaults and Remedies. Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise, (iii) failure by the Partnership or any Subsidiary Guarantor for 60 days after notice to comply with any of the other agreements in the Indenture; (iv) except as permitted by the Indenture, any Guarantee shall cease for any reason to be in full force and effect (except as otherwise provided in the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Indenture or its Guarantee and (v) certain events of bankruptcy or insolvency with respect to the Partnership or any of the Subsidiary Guarantors. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency of either the Partnership or a Subsidiary Guarantor, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce

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the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations set forth in the Base Indenture or herein, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. If and so long as the board of directors, an executive committee of the board of directors or trust committee of responsible officers of the Trustee in good faith so determines, the Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on the Notes or except as otherwise specified in Section 6.06 of the Base Indenture. The Partnership and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Partnership is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
13.    Trustee Dealings with the Partnership. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates, as if it were not the Trustee.
14.    No Recourse Against Others. The partners (other than the General Partner), directors, officers, employees, incorporators and members of each of the Partnership and any Subsidiary Guarantors, as such, shall have no liability for any obligations of the Subsidiary Guarantors or the Partnership under the Debt Securities, this Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities.
15.    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
16.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
17.    CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as

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contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Partnership shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Western Midstream Operating, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
Telephone: (832) 636-6000

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Assignment Form
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Note on the books of the Partnership. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have only part of this Note purchased by the Partnership pursuant to Section 5.06 of the Indenture, state the amount (in minimum denomination of $2,000 or integral multiples of $1,000 in excess of $2,000) you elect to have purchased:  $

Date:		Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE12
The original principal amount of this Global Note is $1,000,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

12 To be included only if the Note is issued in global form.

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EXHIBIT B
NOTATION OF GUARANTEE
Each of the Subsidiary Guarantors (which term includes any successor Person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the [Floating Rate][2025][2030][2050] Notes and all other amounts due and payable under the Indenture and the [Floating Rate][2025][2030][2050] Notes by the Partnership.
The obligations of each of the Subsidiary Guarantors to the Holders of Debt Securities and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article XIV of the Base Indenture, as supplemented by Article VIII of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

[Subsidiary Guarantors]

By:
Name: Title:

B-1